EXHIBIT 10.5

VINTAGE WINE ESTATES, INC.
2021 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD

[PARTICIPANTID]

[NAME]

You have been granted an award of Restricted Stock Units (this “Award”) of Vintage Wine Estates, Inc. (the “Company”) under the Vintage Wine Estates, Inc. 2021 Omnibus Incentive Plan (the “Plan”) with the terms and conditions set forth below.

Grant Date:	[__________], 2023

Vesting Commencement Date:	[__________], 2023

Number of Restricted Stock Units:	[__________] (________)

Vesting Schedule:

[Twenty-five percent (25%) of the Number of Restricted Stock Units will vest on each of the 1st, 2nd, 3rd and 4th anniversaries of the Vesting Commencement Date] (each, an “Installment”), provided that you remain in continuous employment or service (as set forth in the Plan) with the Company or an Affiliate until the applicable vesting date [and ___________________________].

To the extent an Installment does not vest on a vesting date because of [____________________________________].

To the extent that an Installment has not vested by the [____] anniversary of the Vesting Commencement Date, such Installment shall be forfeited.

Upon a Change of Control, Section 17(c) of the Plan will apply to this Award.

Upon your termination of employment, or cessation of services to, the Company and its Affiliates (as set forth in the Plan) prior to the date the Restricted Stock Units are fully vested, you will forfeit the unvested Restricted Stock Units.

Settlement of Restricted Stock Units:

As soon as practicable after your Restricted Stock Units vest (but no later than two-and-one-half months from the end of the fiscal year in which vesting occurs), the Company will settle such vested Restricted Stock Units by issuing in your name certificate(s) or making an appropriate book entry for a number of Shares equal to the number of Restricted Stock Units that have vested.

Transferability of Restricted Stock Units:	You may not sell, transfer or otherwise alienate or hypothecate this Award or any of your Restricted Stock Units until they are vested. In addition, by accepting this Award, you agree not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale. The Company also may require you to enter into a stockholder’s agreement that will include additional restrictions on the transfer of Shares acquired under this Award.

Rights as Stockholder; Dividend Equivalents:

You will not be deemed for any purposes to be a stockholder of the Company with respect to any of the Restricted Stock Units (including with respect to voting or dividends) unless and until Shares are issued upon vesting of the Restricted Stock Units. If, however, after the Grant Date and prior to the date on which the Restricted Stock Units are settled, a record date with respect to a cash dividend on the Shares occurs, then on the date that such dividend is paid to Company stockholders you will be credited with “dividend equivalents” in an amount equal to the dividends that would have been paid to you if you had owned a number of Shares equal to the number of outstanding Restricted Stock Units under this Agreement as of such record date. The dividend equivalents will be deemed to be reinvested in additional restricted stock units (determined by multiplying the cash dividends paid by the Fair Market Value of a Share on the dividend payment date) and will be subject to the same terms and conditions, and shall vest and be settled or be forfeited (if applicable) at the same time as the Restricted Stock Units to which they are attributable.

Market Stand-Off:

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or any other significant corporate transaction involving the Company, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Award without the prior written consent of the Company. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering or the consummation of such transaction as may be determined by the Company. In no event, however, shall such period exceed one hundred eighty (180) days.

Taxes:

You (and not the Company or any Affiliate) shall be responsible for your federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by this Award. You shall rely solely on the determinations of your own tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

To the extent that the receipt, vesting or settlement of the Restricted Stock Units, or other event, results in income to you for federal, state or local income tax purposes, you shall deliver to the Company or its Affiliate at the time the Company or its Affiliate is obligated to withhold taxes in connection with such receipt, vesting, settlement or other event, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations. If you fail to do so, the Company shall not be obligated to deliver any Shares to you and shall have the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations.

To the extent permitted by the Company at the time a tax withholding requirement arises, you may satisfy the withholding requirement in whole or in part, by electing to have the Company withhold for its own account that number of Shares otherwise deliverable to you upon settlement having an aggregate Fair Market Value on the date the tax is to be determined equal to the tax that the Company must withhold in connection with the vesting or settlement of such Restricted Stock Units; provided that the amount so withheld shall not exceed the maximum statutory rate to the extent necessary to avoid an accounting charge. Your election must be irrevocable, in writing, and submitted to the Secretary of the Company before the applicable vesting or settlement date. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to you in cash.

Miscellaneous:
•
Neither the Plan nor the grant of this Award shall constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an employee of the Company or any of its Affiliates for any period of time, or at any particular rate of compensation.
•
The Plan and this Award constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between you and the Company with respect to the subject matter hereof. You expressly warrant that you are not accepting this Award in reliance on any promises, representations, or inducements other than those contained herein.
•
By accepting the grant of the Restricted Stock Units, you agree not to sell any Shares acquired in connection with the Restricted Stock Units other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.
•
As a condition of the granting of this Award, you agree, for yourself and your legal representatives or guardians, that this Award shall be interpreted by the Administrator and that any interpretation by the Administrator of the terms of this Award or the Plan and any determination made by the Administrator pursuant to this Award shall be final, binding and conclusive.
•
Subject to the terms of the Plan, the Administrator may modify or amend this Award without your consent as permitted by Section 15(c) of the Plan or: (i) to the extent such action is deemed necessary by the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which Shares are then traded; (ii) to the extent the action is deemed necessary by the Administrator to preserve favorable accounting or tax treatment of this Award for the Company; or (iii) to the extent the Administrator determines that such action does not materially and adversely affect the value of this Award or that such action is in the best interest of you or any other person who may then have an interest in this Award.
•
This Award may be executed in counterparts.

This Award is granted under and governed by the terms and conditions of the Plan. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Award and the Plan, the terms of the Plan shall govern, control and supersede over the provisions of this Award. Capitalized terms used in this Award and not defined shall have the meanings given in the Plan.

* * * * *

BY ACCEPTING THIS AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

VINTAGE WINE ESTATES, INC.		PARTICIPANT

By:
	Name	Name
Title

Date:	[__________], 2023